SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 20, 2006

BEAZER HOMES USA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-12822	54-2086934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Abernathy Road, Suite 1200

Atlanta Georgia 30328

(Address of Principal

Executive Offices)

(770) 829-3700

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 20, 2006, the Board of Directors (the “Board”) of Beazer Homes USA, Inc. (the “Company”) amended (the “Amendment”) the Company’s Second Amended and Restated By-laws (the “By-laws”) in order to provide a majority voting standard for the election of directors in uncontested elections. Prior to the Amendment, the By-laws provided that directors were elected by a plurality vote in all elections.

Under the majority voting standard set forth in the Amendment, a nominee will be elected if the votes cast for such nominee exceed the number of votes cast against such nominee. In the event that (i) a stockholder proposes a nominee to compete with nominees selected by the Board and the stockholder does not withdraw the nomination prior to the Company mailing the notice of the stockholder meeting or (ii) one or more directors are nominated by a stockholder pursuant to a solicitation of written consents, then directors will be elected by a plurality vote.

Item 8.01. Other Events.

On December 20, 2006, the Board also amended the Company’s Corporate Governance Guidelines to provide that the Board will only nominate director candidates who prior to an annual meeting, tender their irrevocable resignations, which are effective only upon (i) the candidate not receiving the required vote (as described in Item 5.03 above) at the next annual meeting at which they face reelection and (ii) the Board accepting the candidate’s resignation. In the event that a director who has tendered his or her resignation does not receive the required vote, then the Corporate Governance Guidelines provide that the Nominating/Corporate Governance Committee will act on an expedited basis to determine whether to accept the director’s resignation and will submit its recommendation to the Board. In deciding whether to accept a director’s resignation, the Board and the Nominating/Corporate Governance Committee may consider any factors that they deem relevant. The Corporate Governance Guidelines also provide that the Board expects the director whose resignation is under consideration to abstain from the deliberation process.

The amended Corporate Governance Guidelines are posted and available for public viewing in the Investor Information section of the Company’s web site at www.beazer.com. Information on the Company’s website is not a part of and shall not be deemed incorporated by reference in this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1 – Amendments to By-laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAZER HOMES USA, INC.

Date: December 20, 2006	By:	/s/ Kenneth J. Gary
Kenneth J. Gary
Executive Vice President, General Counsel